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                                                                EXHIBIT 99(p)(4)

                          AMR INVESTMENT SERVICES, INC.

                                 CODE OF ETHICS

                             Dated November 21, 2003

A. Definitions When used in this Code, the following terms shall have the meanings set forth below:


      "Access Person" means any director, officer, or employee of AMR Investment Services, Inc. ("Company").

      "Advisory Account" means any account with respect to which the Company provides investment advisory services pursuant to a contract.

      "Beneficial Ownership" shall be interpreted in a manner consistent with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934. This includes accounts of a spouse, minor children and relatives resident in the Access Person's home, as well as accounts of another person if by reason of any contract, understanding, relationship, agreement or other arrangement the Access Person obtains beneficial ownership.

      "Code" means this Code of Ethics.

      "Company" means AMR Investment Services, Inc.

      "Compliance Officer" means the Company officer(s) designated by the Company President as being responsible for receiving reports or notices and performing such other duties as required by the Code.

      "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with the company. A natural person shall be presumed not to be a "control" person for this purpose, unless a determination to the contrary is made by the Securities and Exchange Commission.

      "Exempt Security" means (i) any security issued by the government of the United States or its agencies and instrumentalities, (ii) bankers' acceptances, bank certificates of deposit, commercial paper, other high quality short-term debt instruments, or (iii) shares of open-end investment companies with the exception of the Funds, which are subject to various provisions of the Code as noted herein. In addition, as may be determined by the Compliance Officer, certain futures transactions and options on certain broad-based securities indices will be deemed an "Exempt Security."

      "Funds" means each of the series of the American AAdvantage Funds, American AAdvantage Mileage Funds and American AAdvantage Select Funds.

      "Investment Personnel" includes the President, the Vice President-Trust Investments, portfolio managers employed by the Company and the analysts and traders who assist in the investment process.

      "Portfolio Managers" are defined as those employees of the Company with direct responsibility and authority to make investment decisions affecting an Advisory Account.



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      "Purchase or sale of a security" includes, among other transactions, the writing of an option to purchase or sell a security.

      "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option or privilege on any security, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

      Access Persons should contact the designated Compliance Officer regarding any questions they have concerning or interpreting any of the above definitions.

B.    Statement of General Principles

      Directors, officers and employees of the Company owe a fiduciary duty to place the interests of the Advisory Accounts above their own. This includes the responsibility to conduct their personal securities transactions in a manner that does not interfere with portfolio transactions on behalf of Advisory Accounts or take unfair advantage of their relationship to the Company. At all times employees should be guided by the principle that the interests of Advisory Accounts come first. All personal securities transactions must be executed in accordance with the policies and restrictions set forth in the following pages.

      Doubtful situations should be resolved in favor of Advisory Accounts. Technical compliance with the Code's procedures will not automatically exempt from scrutiny any trades that may indicate a perceived abuse of fiduciary duties.

C.    Restrictions

      1. Purchases and Sales of a Security. No Access Person of the Company shall purchase or sell, directly or indirectly:


            a. any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which, to his or her actual knowledge at the time of such purchase or sale, is being purchased or sold by an Advisory Account,

            b. any Security in which, to his or her actual knowledge at the time of such purchase or sale, the Company or any other investment adviser of the Company is actively considering recommending to an Advisory Account for purchase or sale, or

            c. any convertible security, option, warrant or any security of a different class of any issuer whose underlying or other class of securities are, to his or her actual knowledge at the time of such purchase or sale, being actively considered for recommendation to, or are currently being purchased or sold by an Advisory Account.



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      These prohibitions shall apply whether the transaction is in the same
(e.g. two purchases) or the opposite (e.g. a purchase and a sale) direction of the trade for an Advisory Account and will continue until the day after the day on which the Company determines not to enter into or completes the purchase or sale.

2. Exceptions. The prohibitions of Section C.1. above shall not apply to:


            a. purchases or sales of Securities in any account over which the Access Person has no direct or indirect influence, control or prior knowledge;

            b. purchases or sales of Securities which are not eligible for purchase or sale by any Advisory Account and are not connected to Securities any Advisory Account holds or intends or proposes to acquire;

            c. purchases or sales of Securities which are not a choice or decision of the Access Person;

            d. purchases of Securities issued pursuant to an automatic dividend reinvestment plan; or

            e. purchases of Securities effected upon the exercise of rights issued by an issuer proportionately to all holders of a class of its Securities (or certain other corporate actions as approved by the Compliance Officer or his or her designee) to the extent such rights were acquired from that issuer, as well as sales of such rights so acquired.

3. Undue Influence. No Access Person who owns a particular Security shall attempt to cause an Advisory Account to purchase, sell or hold the same Security in a manner calculated to create a personal benefit to the Access Person. An Access Person who participates in an investment decision on behalf of an Advisory Account concerning a particular security, that could create a material benefit to the Access Person, should disclose to those persons with authority to make investment decisions, or to the Compliance Officer, the nature of his/her interest in that Security.

4. Initial Public Offerings. No Investment Personnel may acquire any Securities in an Initial Public Offering.


5. Private Placements. Any acquisition by Investment Personnel of Securities in a private placement must have prior clearance from the Compliance Officer or another officer of the Company who has been designated to clear such transactions. Prior approval should take into account whether the investment opportunity should be reserved for the Company and its Advisory Accounts, and whether the opportunity is being offered to the individual by virtue of his or her position with the Company. Investment Personnel who have been authorized to acquire securities in a private placement are required to disclose these investments when they play a part in the Company's subsequent consideration of an investment in the issuer. In such circumstances, the decision to make the investment should be subject to an independent review by Investment Personnel with no personal interest in the issuer.

6. Short-Term Trading. No Investment Personnel of the Company may profit from the purchase and sale, or sale and purchase of the same (or equivalent) Securities


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within sixty calendar days. However, individual exceptions may be permitted by the Compliance Officer or another officer designated by the Company when it is clear that the trades would not create a conflict with the interests of any Advisory Account of the Company. Examples of such exceptions include the purchase of AMR stock and exercising compensation-related options. Any trades made in violation of this prohibition should be reversed, or if that is not feasible, all profits resulting from the trading should be disgorged to a charitable organization designated by the Company; provided, however, that the Compliance Officer or another officer designated by the Company may waive disgorgement of profits if it is determined that trading in violation of this prohibition was inadvertent and did not otherwise result in a conflict with an Advisory Account.

7. Excessive Trading. No Access Person may engage in trading activity in the Funds considered by the Company to be excessive. Each Access Person shall be limited to one purchase in and one redemption out of a Fund during any three-month period. This prohibition includes exchanges executed in the Company's 401(k) plan but excludes pre-authorized automatic purchases or redemptions and trades in the money market series of the Funds.

8. Seven Day Blackout. No Portfolio Manager may purchase or sell a Security within seven calendar days of a purchase or sale of the same (or equivalent) Security on behalf of an Advisory Account managed by that Portfolio Manager.

9. Portfolio Securities. No Portfolio Manager may purchase or sell a Security if, as of the time of the proposed transaction, an Advisory Account managed by the Portfolio Manager owns more than five percent (5%) of a Security issued by the same issuer. Exceptions to the foregoing limitation may be granted by the Compliance Officer or another officer designated by the Company if it is determined that the trade would not create an actual or apparent conflict of interest with the Company.

10. Inside Information, Market Manipulation and Other Prohibited Transactions. Investment Personnel may not enter into any transaction:


            a. while in possession of material nonpublic information regarding the security or issuer of the security;

            b. intended to raise, lower or maintain the price of any security to create a false appearance of active trading; or

            c. deemed by the Compliance Officer, or his or her designee, to involve a conflict of interest, possible diversion of corporate opportunity or appearance of impropriety.

11. Gifts. No Investment Personnel may accept any gift of more than minimal value ($150) from any person or entity that does business with or on behalf of the Company. Gifts generally do not include dinners, tickets to the theater or sporting events or comparable entertainment. In addition, Access Persons may not solicit gifts or give any gifts of more than a minimal value ($150) to any person that does business with or on behalf of the Company.

12. Service as a Director. Investment Personnel are prohibited from serving on the Boards of Directors of publicly traded companies unless prior authorization has been


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granted by the President of the Company, based upon a determination that the
Board service would not be inconsistent with the interests of the Company and its Advisory Accounts. The President's serving on any Board of a publicly traded company must be approved by the Secretary of the Company.

D. Compliance Procedures

      1. Preclearance. The prohibitions of Section C.1. notwithstanding, an Access Person may effect a purchase or sale of a Security in which they have, or by reason of such transaction acquire, a direct or beneficial interest, only if they obtain prior written clearance from an officer of the Company who has been designated to grant trading approvals. Directors of AMR Investment Services, Inc. are exempt from the pre-clearance requirement. Requests for pre-clearance shall be made on the appropriate form provided by the Compliance Officer for such purpose. In addition, upon receipt of such preclearance, an Access Person may engage in a transaction otherwise prohibited by Section C.1. Such written clearance shall be based upon a determination by the approving officer (in consultation with such other persons as may be necessary) that the purchase or sale will not materially affect the liquidity of the market for the Security or its price and is otherwise consistent with Section 17j-1 under the Investment Company Act of 1940 and the rules and regulations thereunder. Clearance shall be granted for a period of seven calendar days only. Pre-clearance is not necessary for transactions in Exempt Securities.

      2. Reporting. Every Access Person shall report to the Compliance Officer the information described below with respect to an existing holding and transactions in any Security or Fund in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Security or Fund, including, but not limited to, transactions which have been cleared according to Section D.1. above and employee-directed exchanges between Funds in the Company's 401(k) plan. Reporting is not necessary for transactions in Exempt Securities or pre-authorized automatic purchases or redemptions in the Company's 401(k) plan.

            a. Initial Holdings Report. Every report shall be made no later than ten days after a person becomes an Access Person and shall contain the following information:


                  1.) the title, number of shares and principal amount of each Security and Fund in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

                  2.) the name of the broker, dealer or bank with whom the Access Person maintained an account in which any Securities or Funds were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                  3.) the date that the report is submitted by the Access
                  Person.

            b. Quarterly Transaction Report. Every report shall be made no later than ten days after the end of the calendar quarter and shall contain the following information:


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                  1.) the date of the transaction, the title, interest rate and maturity date (if applicable) and the number of shares, and the principal amount of each Security or Fund involved;

                  2.) the nature of the transaction, i.e., purchase, sale or any other type of acquisition or disposition;

                  3.) the price at which the transaction was effected;

                  4.) the name of the broker, dealer or bank with or through which the transaction was effected;

                  5.) the date that the report is submitted by the Access Person; and


                  6.) for any account opened during the quarter in which any Security or Fund was held for the direct or indirect benefit of the Access Person, include the name of the broker, dealer or bank with whom the account was established and the date of establishment.

            c. Annual Holdings Report. Every report shall be made annually and contain the following information (which must be current as of a date not more than 30 calendar days before the report is submitted):

                  1.) the title, number of shares and principal amount of each Security and Fund in which the Access Person had any direct or indirect beneficial ownership;

                  2.) the name of the broker, dealer or bank with whom the Access Person maintains an account in which any Securities or Funds are held for the direct or indirect benefit of the Access Person; and

                  3.) the date that the report is submitted by the Access
                  Person.

      All reports shall be made on the form designated for such purpose. Copies of confirmation statements or monthly statements of account may be attached to the signed form instead of completing the information otherwise required on the form.

3. Disclaimer of Beneficial Ownership. Any report pursuant to this Section D. shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security or Fund to which the report relates.

4. Notification of Reporting Obligation. The initial holdings, quarterly and annual reports are designed to comply with the requirements of the Investment Company Act of 1940 and rules thereunder. All Access Persons under a duty to file initial holdings, quarterly and annual reports with the Compliance Officer shall be informed of that duty by that officer or his or her designee. Once informed of their duty to file quarterly and annual reports, an Access Person has a continuing obligation to file such reports in a timely manner until such time as notified otherwise. Information supplied on the reports is available for inspection by the Securities and Exchange Commission at any time


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during the five-year period following the end of the fiscal year in which each report is made.

5. Review of Reports. Periodically, the Compliance Officer, or his or her designee, shall compare the reported personal securities transactions of Access Persons with completed portfolio transactions of the Company and with any portfolio transactions effected for the Company by its investment adviser(s) to determine whether a violation of this Code may have occurred. Before making any determination that a violation has or may have been committed by any person, the Compliance Officer shall give such person an opportunity to supply additional explanatory material. If the Compliance Officer determines that a violation of this Code has or may have occurred, such Officer shall submit a written determination, together with any appropriate supporting documentation and any additional explanatory material provided by the individual, to the President of the Company, who shall make an independent determination of whether a violation has occurred.

      No person shall participate in a determination of whether he or she has committed a violation of the Code or the imposition of any sanction as a result of such violation. If a Security or Fund transaction of the President is under review, the Secretary of the Company shall act in all respects in the manner prescribed herein for the President.

      The Compliance Officer shall inform the Company's President promptly following the receipt of any report that indicates that an Access Person entered into a personal Security or Fund transaction that violated the prohibitions contained in this Code or any report that indicates that any person violated the prohibitions contained in the Statement of Policy on Material Non-Public Information.

      No less than annually, the Company must furnish to the Board of Trustees ("Board") of any mutual fund for which it is the adviser or sub-adviser a written report that

            a. describes any issues arising under the Code or procedures since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

            b. certifies that the Company has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

6. Records of Securities and Fund Transactions. All Investment Personnel must direct their brokers to supply the designated Compliance Officer, on a timely basis, duplicate copies of confirmations of all personal Securities and Fund transactions and copies of periodic statements for all accounts in which Securities or Funds are held or traded. Such records are not required to be submitted for accounts that solely contain transactions in Exempt Securities (e.g. open-end investment company accounts not relating to the Funds).

7. Certification of Compliance with Code of Ethics. All Access Persons are required on an annual basis to certify that they have read and understood the Code and recognize that they are subject to it. Furthermore, Access Persons shall certify annually that they have complied with the Code and that they have disclosed or reported all


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personal securities transactions required to be disclosed or reported pursuant to the Code.

8. Sanctions. Upon determining that there has been a violation of this Code, the Company's President may impose such sanctions as deemed appropriate including, among others, a letter of censure, or suspension or termination of the employment of the violator. In every case, any profits realized from prohibited transactions must be disgorged to a charitable organization designated by the Company.



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                          AMR INVESTMENT SERVICES TRUST
                            AMERICAN AADVANTAGE FUNDS
                        AMERICAN AADVANTAGE MILEAGE FUNDS
                        AMERICAN AADVANTAGE SELECT FUNDS
                                 CODE OF ETHICS

                             Dated November 21, 2003

A. Definitions. When used in this Code, the following terms shall have the meanings set forth below:


      "Access Person" means any trustee, officer, or employee of the Trust.

      "Advisor" means AMR Investment Services, Inc.

      "Beneficial Ownership" shall be interpreted in a manner consistent with Rule 16a-1(a)(2) of the Securities Exchange Act of 1934. This includes accounts of a spouse, minor children and relatives resident in the Access Person's home, as well as accounts of another person if by reason of any contract, understanding, relationship, agreement or other arrangement the Access Person obtains beneficial ownership.

      "Code" means this Code of Ethics.

      "Compliance Officer" means the Trust officer(s) designated by the Trust President as being responsible for receiving reports or notices and performing such other duties as required by the Code.

      "Control" means the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with the company. A natural person shall be presumed not to be a "control" person for this purpose, unless a determination to the contrary is made by the Securities and Exchange Commission.

      "Disinterested Trustee" means a trustee who is not an "interested person" of the Trust within the meaning of Section 2(a)(19) of the Investment Company Act of 1940, as amended.

      "Exempt Security" means (i) any security issued by the government of the United States or its agencies and instrumentalities, (ii) bankers' acceptances, bank certificates of deposit, commercial paper, other high quality short-term debt instruments, or (iii) shares of open-end investment companies with the exception of the Funds, which are subject to various provisions of the Code as noted herein. In addition, as may be determined by the Compliance Officer, certain futures transactions and options on certain broad-based securities indices will be deemed an "Exempt Security."

      "Funds" means each of the series of the American AAdvantage Funds, American AAdvantage Mileage Funds and American AAdvantage Select Funds.

      "Investment Personnel" includes the officers of the Trust who assist in the investment process.

      "Purchase or sale of a security" includes, among other transactions, the writing of an option to purchase or sell a security.



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      "Security" means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, fractional undivided interest in oil, gas or other mineral rights, any put, call, straddle, option or privilege on any security, certificate of deposit, or group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.

      "Trust" means AMR Investment Services Trust, American AAdvantage Funds, American AAdvantage Mileage Funds or American AAdvantage Select Funds. (Any reference to "the Trust" applies to any Trust.)

      Access Persons should contact the designated Compliance Officer regarding any questions they have concerning or interpreting any of the above definitions.

B.    Statement of General Principles

      Trustees, officers and employees of the Trust or its advisers owe a fiduciary duty to place the interests of the shareholders of the Trust above their own. This includes the responsibility to conduct their personal securities transactions in a manner that does not interfere with portfolio transactions on behalf of the Trust or take unfair advantage of their relationship to the Trust. At all times employees should be guided by the principle that the interests of the shareholders come first. All personal securities transactions must be executed in accordance with the policies and restrictions set forth in the following pages.

      Doubtful situations should be resolved in favor of the Trust. Technical compliance with the Code's procedures will not automatically exempt from scrutiny any trades that may indicate a perceived abuse of fiduciary duties.

C.    Restrictions

      1. Purchases and Sales of a Security. No Access Person of the Trust shall purchase or sell, directly or indirectly:


            a. any Security in which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership and which, to his or her actual knowledge at the time of such purchase or sale, is being purchased or sold by the Trust,

            b. any Security in which, to his or her actual knowledge at the time of such purchase or sale, the Advisor or any other investment adviser of the Trust or any Advisory Person of the Advisor or such other investment adviser to the Trust is actively considering recommending to the Trust for purchase or sale, or

            c. any convertible security, option, warrant or any security of a different class of any issuer whose underlying or other class of securities are, to his or her actual knowledge at the time of such purchase or sale, being actively considered for recommendation to, or are currently being purchased or sold by the Trust.

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      These prohibitions shall apply whether the transaction is in the same
(e.g. two purchases) or the opposite (e.g. a purchase and a sale) direction of the trade for the Trust and will continue until the day after the day on which the Advisor or any of the Trust's other investment advisers determines not to enter into or completes the purchase or sale.

2. Exceptions. The prohibitions of Section C.1. above shall not apply to:


            a. purchases or sales of Securities in any account over which the Access Person has no direct or indirect influence, control or prior knowledge;

            b. purchases or sales of Securities which are not eligible for purchase or sale by the Trust and are not directly connected to Securities the Trust holds or intends or proposes to acquire;

            c. purchases or sales of Securities which are not a choice or decision of the Access Person;

            d. purchases of Securities issued pursuant to an automatic dividend reinvestment plan; or

            e. purchases of Securities effected upon the exercise of rights issued by an issuer proportionately to all holders of a class of its Securities (or certain other corporate actions as approved by the Compliance Officer or his or her designee) to the extent such rights were acquired from that issuer, as well as sales of such rights so acquired.

3. Undue Influence. No Access Person who owns a particular Security shall attempt to cause the Trust to purchase, sell or hold the same Security in a manner calculated to create a personal benefit to the Access Person. An Access Person who participates in an investment decision on behalf of the Trust concerning a particular security, that could create a material benefit to the Access Person, should disclose to those persons with authority to make investment decisions, or to the Compliance Officer, the nature of his/her interest in that Security.

4. Initial Public Offerings. No Investment Personnel may acquire any Securities in an Initial Public Offering.


5. Private Placements. Any acquisition by Investment Personnel of Securities in a private placement must have prior clearance from the Compliance Officer or another officer of the Trust who has been designated to clear such transactions. Prior approval should take into account whether the investment opportunity should be reserved for the Trust and its shareholders, and whether the opportunity is being offered to the individual by virtue of his or her position with the Trust. Investment Personnel who have been authorized to acquire securities in a private placement are required to disclose these investments when they play a part in the Trust's subsequent consideration of an investment in the issuer. In such circumstances, the decision to make the investment should be subject to an independent review by Investment Personnel with no personal interest in the issuer.



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
6. Short-Term Trading. No Investment Personnel of the Trust may profit from the purchase and sale, or sale and purchase of the same (or equivalent) Securities within sixty calendar days. However, individual exceptions may be permitted by the Compliance Officer or another officer designated by the Trust when it is clear that the trades would not create a conflict with the interests of the Trust. Examples of such exceptions include the purchase of AMR stock and exercising compensation-related options. Any trades made in violation of this prohibition should be reversed, or if that is not feasible, all profits resulting from the trading should be disgorged to a charitable organization designated by the Trust; provided, however, that the Compliance Officer or another officer designated by the Trust may waive disgorgement of profits if it is determined that trading in violation of this prohibition was inadvertent and did not otherwise result in a conflict with the Trust.

7. Excessive Trading. No Access Person may engage in trading activity in the Funds considered by the Advisor to be excessive. Each Access Person shall be limited to one purchase in and one redemption out of a Fund during any three-month period. This prohibition includes exchanges executed in the Advisor's 401(k) plan but excludes pre-authorized automatic purchases or redemptions and trades in the money market series of the Funds.

8. Inside Information, Market Manipulation and Other Prohibited Transactions. Investment Personnel may not enter into any transaction:


            a. while in possession of material nonpublic information regarding the security or issuer of the security;

            b. intended to raise, lower or maintain the price of any security to create a false appearance of active trading; or

            c. deemed by the Compliance Officer, or his or her designee, to involve a conflict of interest, possible diversion of corporate opportunity or appearance of impropriety.

9. Gifts. No Investment Personnel may accept any gift of more than minimal value ($150) from any person or entity that does business with or on behalf of the Trust. Gifts generally do not include dinners, tickets to the theater or sporting events or comparable entertainment. In addition, Access Persons (other than Disinterested Trustees) may not solicit gifts or give any gifts of more than a minimal value ($150) to any person that does business with or on behalf of the Trust.

10. Service as a Director. Investment Personnel are prohibited from serving on the Boards of Directors of publicly traded companies unless prior authorization has been granted by the President of the Trust, based upon a determination that the Board service would not be inconsistent with the interests of the Trust and its shareholders. The President's serving on any Board of a publicly traded company must be approved by the Board of Trustees. The Board of Trustees will be notified if any Investment Personnel was permitted to serve as a Director.

D. Compliance Procedures

      1. Preclearance. The prohibitions of Section C.1. notwithstanding, an Access Person (other than a Trustee that is not affiliated with the Advisor) may effect a


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
      purchase or sale of a Security in which they have, or by reason of such transaction acquire, a direct or beneficial interest, only if they obtain prior written clearance from an officer of the Trust who has been designated to grant trading approvals. Requests for preclearance shall be made on the appropriate form provided by the Compliance Officer for such purpose. In addition, upon receipt of such preclearance, an Access Person may engage in a transaction otherwise prohibited by Section C.1. Such written clearance shall be based upon a determination by the approving officer (in consultation with such other persons as may be necessary) that the purchase or sale will not materially affect the liquidity of the market for the Security or its price and is otherwise consistent with
      Section 17j-1 under the Investment Company Act of 1940 and the rules and regulations thereunder. Clearance shall be granted for a period of seven calendar days only. Preclearance is not necessary for transactions in Exempt Securities.

      2. Reporting. Every Access Person (other than a Disinterested Trustee) shall report to the Compliance Officer the information described below with respect to an existing holding and transactions in any Security or Fund in which such Access Person has, or by reason of such transaction acquires, any direct or indirect beneficial ownership in the Security or Fund, including, but not limited to, transactions which have been cleared according to Section D.1. above and employee-directed exchanges between Funds in the Advisor's 401(k) plan. Reporting is not necessary for transactions in Exempt Securities or pre-authorized automatic purchases or redemptions in the Advisor's 401(k) plan.

      A Disinterested Trustee of the Trust need only report a transaction pursuant to Section D.2.b. if such Trustee, at the time of that transaction, knew or, in the ordinary course of fulfilling his or her official duties as a trustee of the Trust, should have known that, during the fifteen (15) day period immediately preceding or after the date of the transaction by the trustee, such Security was being purchased or sold by the Trust or such purchase or sale was under consideration for purchase or sale by the Advisor, or any of its other investment advisers, on behalf of the Trust.

            a. Initial Holdings Report. Every report shall be made no later than ten days after a person becomes an Access Person and shall contain the following information:


                  1.) the title, number of shares and principal amount of each Security and Fund in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

                  2.) the name of the broker, dealer or bank with whom the Access Person maintained an account in which any Securities or Funds were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person; and

                  3.) the date that the report is submitted by the Access
                  Person.

            b. Quarterly Transaction Report. Every report shall be made no later than ten days after the end of the calendar quarter and shall contain the following information:




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            1.) the date of the transaction, the title, interest rate and maturity date (if applicable) and the number of shares, and the principal amount of each Security or Fund involved;

            2.) the nature of the transaction, i.e., purchase, sale or any other type of acquisition or disposition;

            3.) the price at which the transaction was effected;

            4.) the name of the broker, dealer or bank with or through which the transaction was effected;

            5.) the date that the report is submitted by the Access Person; and

            6.) for any account opened during the quarter in which any Security or Fund was held for the direct or indirect benefit of the Access Person, include the name of the broker, dealer or bank with whom the account was established and the date of establishment.

      c. Annual Holdings Report. Every report shall be made annually and contain the following information (which must be current as of a date not more than 30 calendar days before the report is submitted):

            1.) the title, number of shares and principal amount of each Security and Fund in which the Access Person had any direct or indirect beneficial ownership;

            2.) the name of the broker, dealer or bank with whom the Access Person maintains an account in which any Securities or Funds are held for the direct or indirect benefit of the Access Person; and

            3.) the date that the report is submitted by the Access Person.

      All reports shall be made on the form designated for such purpose. Copies of confirmation statements or monthly statements of account may be attached to the signed form instead of completing the information otherwise required on the form.

3. Disclaimer of Beneficial Ownership. Any report pursuant to this Section D. shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the Security or Fund to which the report relates.

4. Notification of Reporting Obligation. The initial holdings, quarterly and annual reports are designed to comply with the requirements of the Investment Company Act of 1940 and rules thereunder. All Access Persons under a duty to file initial holdings, quarterly and annual reports with the Compliance Officer shall be informed of that duty by that officer or his or her designee. Once informed of their duty to file quarterly and annual reports, an Access Person has a continuing obligation to file such reports in a timely manner until such time as notified otherwise. Information supplied on the reports is available for inspection by the Securities and Exchange Commission at any time during the five-year period following the end of the fiscal year in which each report is made.



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5. Review of Reports. Periodically, the Compliance Officer, or his or her
designee, shall compare the reported personal securities transactions of Access Persons with completed portfolio transactions of the Trust and with any portfolio transactions effected for the Trust by the Advisor and its other investment advisers to determine whether a violation of this Code may have occurred. Before making any determination that a violation has or may have been committed by any person, the Compliance Officer shall give such person an opportunity to supply additional explanatory material. If the Compliance Officer determines that a violation of this Code has or may have occurred, such Officer shall submit a written determination, together with any appropriate supporting documentation and any additional explanatory material provided by the individual, to the President of the Trust, who shall make an independent determination of whether a violation has occurred.

      No person shall participate in a determination of whether he or she has committed a violation of the Code or the imposition of any sanction as a result of such violation. If a Security or Fund transaction of the President is under review, the Board of Trustees shall act in all respects in the manner prescribed herein for the President.

      The Compliance Officer shall inform the Trust's President promptly following the receipt of any report that indicates that an Access Person entered into a personal Security or Fund transaction that violated the prohibitions contained in this Code or any report that indicates that any person violated the prohibitions contained in the Statement of Policy on Material Non-Public Information.

      No less than annually, the Advisor must furnish to the AMR Trust Board of Trustees ("Board") a written report that

            a. describes any issues arising under the Code or procedures since the last report to the Board, including, but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and

            b. certifies that the Advisor has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

6. Records of Securities and Fund Transactions. All Investment Personnel must direct their brokers to supply the designated Compliance Officer, on a timely basis, duplicate copies of confirmations of all personal Securities and Fund transactions and copies of periodic statements for all accounts in which Securities or Funds are held or traded. Such records are not required to be submitted for accounts that solely contain transactions in Exempt Securities (e.g. open-end investment company accounts not relating to the Funds).

7. Certification of Compliance with Code of Ethics. All Access Persons are required on an annual basis to certify that they have read and understood the Code and recognize that they are subject to it. Furthermore, Access Persons shall certify annually that they have complied with the Code and that they have disclosed or reported all personal securities transactions required to be disclosed or reported pursuant to the Code.



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8. Sanctions. Upon determining that there has been a violation of this Code, the
Trust's President may impose such sanctions as deemed appropriate including, among others, a letter of censure, or suspension or termination of the employment of the violator. In every case, any profits realized from prohibited transactions must be disgorged to a charitable organization designated by the Trust.

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